Exhibit (j)(1)

                         Consent of Ernst & Young LLP,
                 Independent Registered Public Accounting Firm


We consent to the references to our firm under the caption "Financial Highlights" in the Columbia Large Company Index Fund, Columbia Small Company Index Fund and Columbia U.S. Treasury Index Fund Class A, B and C Shares Prospectus and the Class Z Shares Prospectus and under the caption "Independent Registered Public Accounting Firm of the Funds" in the Statement of Additional Information in Post-Effective Amendment Number 42 to the Registration Statement (Form N-1A, No. 33-12109) of Columbia Funds Trust V (formerly, Liberty Funds Trust V) and to the incorporation by reference of our report dated May 16, 2003 on Columbia Large Company Index Fund, Columbia Small Company Index Fund and Columbia U.S. Treasury Index Fund (formerly, Liberty Large Company Index Fund, Liberty Small Company Index Fund, and Liberty U.S. Treasury Index Fund, respectively) included in the Annual Report to Shareholders for the fiscal year ended March 31, 2003.



                                                               ERNST & YOUNG LLP

/s/ Ernst & Young LLP

Boston, Massachusetts
July 26, 2004